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                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
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NAME                                         JURISDICTION OF ORGANIZATION
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
Acrylnitril Produktions GmbH                      Germany
Amcel International Co. Inc.                      Delaware
AQF Technologies LLC                              Delaware
AQF Holding Inc.                                  Delaware
Aristotle 29 Asset Management Company, Inc.       Delaware
Bulk Storage Finance Company                      Delaware
Celanese Americas Fluoropolymer Holdings Inc.     Delaware
Celanese Chemicals Europe GmbH                    Germany
Celanese Canada, Inc.                             Canada
Celanese Acetate LLC                              Delaware
Celanese Chemicals Inc.                           Delaware
Celanese Chemicals Netherlands BV                 Netherlands
Celanese Company of America Inc.                  Delaware
Celanese Far East Ltd.                            Hong Kong
Celanese Fibers Operations Ltd.                   Delaware
Celanese Foreign Holdings Inc.                    Delaware
Celanese Austria GmbH                             Austria
Celanese France SA                                France
Celanese Iberica SL                               Spain
Celanese International Corporation                Delaware
Celanese Italia Srl                               Italy
Celanese Japan Ltd.                               Japan
Celanese Korea Chusik Hosea Corp.                 Republic of Korea
Celanese Ltd.                                     Texas
Celanese Mexicana Peliculas SA de CV              Mexico
Celanese Mexicana SA de CV                        Mexico
Celanese Norden AB                                Sweden
Celanese Overseas Corporation                     Delaware
Celanese Pipe Line Company                        Texas
Celanese Pte. Ltd.                                Singapore
Celanese SA                                       Belgium
Celanese Services LLC                             Delaware
Celanese Singapore Pte. Ltd.                      Singapore
Celanese Technological Holdings LLC               Delaware
Celanese Fluoropolymer Holdings Inc.              Delaware
Celanese Guatemala                                Guatemala
Celanese UK Ltd.                                  United Kingdom
Celanese Americas Corporation                     Delaware
Celanese Holdings Inc.                            Delaware
Celanese Science and Technology Co. Inc.          Delaware
Celgard GmbH                                      Germany
Celgard LLC                                       Delaware
Celtran Inc.                                      Delaware
Chia Tai Copley Pharmaceutical Co. Ltd.           Hongkong
Clear Lake Methanol Company LLC                   Delaware
Clear Lake Methanol Partners L.P.                 Delaware
CNA Holdings Inc.                                 Delaware
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
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Name                                                        Jurisdiction of Organization
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
Comercializadora de Textiles de Exportacion SA de CV        Mexico
Copley Pharmaceutical Inc.                                  Delaware
CTE Petrochemicals Company                                  Grand Cayman, British West Indies
Decker & Eisenhardt Essigessone-Verkaufges. mbH             Germany
Delta Holding Inc.                                          Delaware
Derivados Macroquimicas SA de CV                            Mexico
Diogenes Dreizehnte Vermogensverw. GmbH                     Germany
Dyneon LLC                                                  Delaware
Dyneon GmbH                                                 Germany
Edmonton Methanol Company                                   Canada
Elwood Insurance Ltd.                                       Bermuda
Eocom Inc.                                                  Delaware
FKAT LLC                                                    Delaware
Fortron Industries Partnership                              North Carolina
Grupo Celanese SA                                           Mexico
HC Foreign Sales Corporation                                Barbados
HC Chemicals Europe BV                                      Netherlands
HCCI Management Services Inc.                               Canada
HIM Hessische Industriemull GmbH                            Germany
Hisane AIE                                                  Spain
HNA Acquisition Inc.                                        Canada
Hoecel Corporation                                          Delaware
Hoechst Celanese Polyester Intermediates                    North Carolina
Hoechst China Ltd.                                          Hong Kong
Hoechst Canada (1996) Inc.                                  Canada
Hoechst Celanese Insurance Co.                              Vermont
Hoechst Trespaphan UK Limited                               United Kingdom
Hoechst Italia SpA                                          Italy
Hoechst Procurement International GmbH                      Germany
Hoechst Trespaphan of America Holdings Inc.                 Delaware
Hoechst Trespaphan France SA                                France
Hoechst Trespaphan GmbH                                     Germany
Hoechst Trespaphan Iberica SL                               Spain
Hoechst Trespaphan Norden SA                                Norway
Hoechst Trespaphan of America LLC                           Delaware
Hoechst Uralchimpl. Polymer Trade AO                        Russia
Hoechst ve Sabanci A.S.                                     Turkey
Hopewell Insurance Company Limited                          Grand Cayman, British West Indies
HPO Hoechst AG & Co. Procurement Olefin KG                  Germany
HSG Hochst Service Gastronomie GmbH                         Germany
IB Chemical Company                                         Alabama
Inducel SA de CV                                            Mexico
Industrial Park Vlissingen BV                               Netherlands
InfraServ GmbH & Co. Oberhausen KG                          Germany
InfraServ GmbH & Co. Deponie Knapsack KG                    Germany
InfraServ GmbH & Co. Wiesbaden KG                           Germany
InfraServ GmbH & Co. Gendorf KG                             Germany
InfraServ GmbH & Co. Hochst KG                              Germany
InfraServ GmbH & Co. Kelsterbach KG                         Germany
InfraServ GmbH & Co. Knapsack KG                            Germany
InfraServ GmbH & Co. Munchsmunster KG                       Germany
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Name                                                Jurisdiction of Organization
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InfraServ Verwaltungs-GmbH                            Germany
Inmeubles Tecoyotitla SA de CV                        Mexico
Immobiliaria Sercel SA de CV                          Mexico
Interactive Radiation Inc.                            New Jersey
Japan/US Venture Partners                             California
Kunming Cellulose Fibres Company Ltd.                 People's Republic of China
MBW Venmres Ltd.                                      Michigan
Nantong Cellulose Fibres Company Ltd.                 People's Republic of China
National Methanol Company                             Saudi Arabia
NCT Corporation                                       Delaware
NPC Services Inc.                                     Louisiana
Nutrinova Nutrition Spec. & Food Ingred. Norden A/S   Denmark
Nutrinova SarL                                        France
Nutrinova Australasia Pty. Ltd.                       Australia
Nutrinova Benelux NV                                  Belgium
Nutrinova Hong Kong Ltd.                              Hong Kong
Nutrinova Iberica Esp. Nutricionales y Aliment S.L.   Spain
Nutrinova Inc.                                        Delaware
Nutrinova Japan Ltd.                                  Japan
Nutrinova Nutrition Spec. & Food Ingredients GmbH     Germany
Nutrinova UK Limited                                  United Kingdom
Nutrition Specialities SA.                            Argentina
Nutrition Specialities do Brasil Ltda.                Brasil
PFS Corporation                                       Delaware
Plumbing Claims Group, Inc.                           Texas
Polyplastics Co. Ltd.                                 Japan
Provadis Partner fur Bildung und Beratung GmbH        Germany
Quimica Hoechst de Cuba SA                            Cuba
Reisescervice Hoechst GmbH                            Germany
Resinas de Mexico SA de CV                            Mexico
Separation Products Japan KK                          Japan
Servicasas SA                                         Mexico
Servicios Corporativos Grupo                          Mexico
   Hoechst-Celmex S.a. de C.V.
Sigmum Gesellschaft fur Anlagensicherheit GmbH        Germany
Sudamfos S.A.                                         Argentina
Synthesegasanlage Ruhr GmbH                           Germany
Taiwan Engineering Plastics Co., Ltd.                 Taiwan
Targor GmbH                                           Germany
Targor Srl                                            Italy
Tenedora Tercera de Toluca S. de RL de CV             Mexico
Thermphos Xnzhou Chemical Co. Ltd.                    People's Republic of China
Thermphos Deutschland GmbH                            Germany
Thermphos International BV                            Netherlands
Ticona Korea Co. Ltd.                                 Republic of Korea
Ticona Austria GmbH                                   Austria
Ticona Polymers Finco Inc.                            Delaware
Ticona Benelux SA/NV                                  Belgium
Ticona Celstran Inc.                                  Minnesota
Ticona CR sro                                         Czech Republic
Ticona Fortron Inc.                                   Delaware
Ticona France SA                                      France

NAME                                                JURISDICTION OF ORGANIZATION
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Ticona GmbH                                         Germany
Ticona Hungaria Kft                                 Hungary
Ticona Iberica SL                                   Spain
Ticona Italia Srl                                   Italy
Ticona GUR Services Inc.                            Delaware
Ticona LLC                                          Delaware
Ticona Norden Danmark AS                            Denmark
Ticona Norden Finland Oy                            Finland
Ticona Norden Sverige AB                            Sweden
Ticona Polymers Inc.                                Delaware
Ticona Polymers Ltda.                                Brazil
Ticona Teknik Polimerier Sanayi ve Tic. Ltd.        Turkey
Ticona UK Ltd.                                      United Kingdom
Tortuga Casualty Company                            Grand Cayman,
                                                     British West Indies
Trespaphan South Africa (Proprietary) Limited       South Africa
Trespaphan Holdings Inc.                            Delaware
Trevira Norden AB                                   Sweden
U.S. PET Film Inc.                                  Delaware
United Insurance Company                            Grand Cayman,
                                                     British West Indies
Vinnolit Benehix SA                                 Belgium
Vinnolit Italia Srl                                 Italy
Vinnolit Kunststoff GmbH                            Germany
Vintron GmbH                                        Germany
Virchem Canada Inc.                                 Canada
Virchem Inc.                                        Delaware
Wuxi Chia Tai-Copley Pharmaceutical Ltd.            People's Republic of China
Zhuhai Cellulose Fibres Company Ltd.                People's Republic of China